Exhibit 99.4

Execution Copy

PURCHASE AGREEMENT

among

WCI COMMUNITIES, INC.

and

BEAR, STEARNS & CO. INC.

Dated as of September 28, 2005

PURCHASE AGREEMENT

($25,000,000 Subordinated Notes)

THIS PURCHASE AGREEMENT, dated as of September 28, 2005 (this “Purchase Agreement”), is entered into among WCI Communities, Inc., a Delaware corporation (the “Company”), on the one hand, and Bear, Stearns & Co. Inc., on the other hand (the “Purchaser”).

WITNESSETH:

WHEREAS, the Company proposes to issue and sell to the Purchaser Twenty Five Million Dollars ($25,000,000) in aggregate principal amount of unsecured junior subordinated interest notes of the Company, bearing interest at a fixed rate of 7.25% per annum through the interest payment date in October 2015 and a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 2.50% thereafter; (the “Securities”); and

WHEREAS, the Securities will be issued pursuant to a Junior Subordinated Indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as trustee (in such capacity, the “Trustee”).

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Definitions. This Purchase Agreement, the Indenture and the Securities are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

2. Purchase and Sale of the Securities.

(a) The Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company the $25,000,000 in aggregate principal amount of Securities for an aggregate amount (the “Purchase Price”) equal to Twenty Five Million Dollars ($25,000,000). The Purchaser shall be responsible for the rating agency costs and expenses.

(b) Delivery or transfer of, and payment for, the Securities shall be made at 10:00 A.M. Chicago time (11:00 A.M. New York time), on September 28, 2005 or such later date (not later than October 28, 2005) as the parties may designate (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Company made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company on or prior to the Closing Date.

(c) Delivery of the Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate on or prior to the Closing Date. The Company agrees to have the Securities available for inspection and checking by the Purchaser in Chicago, Illinois, on or prior to the Closing Date. The closing for the purchase and sale of the Securities shall occur at the offices of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, or such other place as the parties hereto shall agree.

3. Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

(a) The representations and warranties contained in Section 4 hereof shall be accurate in all material respects (without giving effect to any materiality qualifiers therein) as of the date of delivery of the Securities.

(b) [Reserved].

(c) Simpson Thacher & Bartlett LLP, counsel for the Company (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and the Trustee, in substantially the form set out in Annex A-I hereto and (ii) the Company shall have furnished to the Purchaser the opinion of the Company’s General Counsel or a certificate signed by the Company’s Chief Executive Officer, President, a Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(d) The Company and the Purchaser shall have been furnished the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser, the Company and the Trustee, in substantially the form set out in Annex B hereto.

(e) [Reserved].

(f) The Purchaser shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Trustee, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex D hereto.

(g) [Reserved].

(h) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or a Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, dated the Closing Date, as to (i) and (ii) below.

(i) the representations and warranties in this Purchase Agreement are true and correct in all material respects (without giving effect to any materiality qualifiers therein) on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(i) Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser’s judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Securities.

(j) Prior to the Closing Date, the Company shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser’s obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

Each certificate signed by any officer of the Company and delivered to the Purchaser or the Purchaser’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.

4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Purchaser, as follows:

(a) Neither the Company, nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the “Securities Act”).

(b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(d) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) The Company is not and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an “investment company” within the meaning of section 3(a) of the Investment Company Act.

(f) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the commission the Company has agreed to pay to Cohen Bros. & Company (or to the Company’s introducing agent on behalf of Cohen Bros. & Company) pursuant to the letter agreement between the Company and Cohen Bros. & Company, dated September 14, 2005.

(g) [Reserved].

(h) [Reserved].

(i) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”).

(j) [Reserved].

(k) The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Purchaser against payment therefor in accordance with this Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(l) This Purchase Agreement has been duly authorized, executed and delivered by the Company.

(m) Neither the issue and sale of the Securities, nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the charter or bylaws of the Company or any Significant Subsidiary (as defined below) of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company or any of the Company’s Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”) or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries prior to its scheduled maturity.

(n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o) The Company has no Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) other than those subsidiaries listed in Schedule 1 attached hereto (collectively, the “Significant Subsidiaries”). Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument, other than as required by applicable law, to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary ‘s properties or assets to the Company or any other subsidiary of the Company.

(p) The Company and each of the Company’s subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company nor any of the Company’s subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(q) All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; except as disclosed on Schedule 2 hereto, all of the issued and outstanding capital stock of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

(r) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(s) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of the Company’s subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(t) The accountants of the Company who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(u) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2004 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended June 30, 2005 (the “Interim Financial Statements”) provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

(v) Neither the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements, (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements and (iii) liabilities as would not be expected to have a Material Adverse Effect.

(w) Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company’s common stock.

(x) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party. The Company is in compliance in all material respects with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(y) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents or the consummation by the Company of the transactions contemplated by the Operative Documents.

(aa) The Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those arising under the Company’s Second Consolidated, Amended and Restated Revolving Credit Construction Loan Agreement, dated as of December 31, 2004, the WCI Hunter Mill, LLC $10 million deferred purchase price note, the Tidewater Preserve $19.224 million deferred purchase price notes, the Hopewell Crossing Home & Land Company, LLC $3.55 million project loan and the Kalian-Spectrum Monroe, LLC $2.157 million JV guaranteed project loan and those that would not, singly or in the aggregate, have a

Material Adverse Effect; and all of the leases and subleases under which the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(bb) [Reserved].

(cc) [Reserved].

(dd) The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects, except for any failures to file Tax Returns that would not, singly or in the aggregate, have a Material Adverse Effect. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return), except for any failures to pay Taxes that would not, singly or in the aggregate, have a Material Adverse Effect. There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened, except for such audits or deficiencies that would not, singularly or in the aggregate, have a Material Adverse Effect. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(ee) There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a Material Adverse Effect.

(ff) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) where appropriate, access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other expenditures will have to be made in order to continue such insurance.

(hh) The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ii) [Reserved].

(jj) Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company and its subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any other owners of any of the real properties currently or previously owned, leased or operated by the Company (the “Properties”) at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries, (iii) neither the Company nor any of its subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Company or any of its subsidiaries, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

As used herein, “Hazardous Materials” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company as follows:

(a) The Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(b) The Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Neither the Purchaser, nor any of the Purchaser’s affiliates, nor any person acting on the Purchaser’s or the Purchaser’s Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.

(d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof or any interests therein in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement, if any, under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Securities as contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

(e) The Purchaser is validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

(f) This Purchase Agreement has been duly authorized, as applicable, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

(g) The Purchaser is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.

(h) Any securities issued by the Purchaser or any entity or entities to which the Purchaser may transfer the Securities the underlying asset pool of which includes the Securities will be issued in a transaction or transactions which are exempt from the registration requirements of the Securities Act.

6. Covenants and Agreements of the Company. The Company agrees with the Purchaser as follows:

(a) During the period from the date of this Agreement to the Closing Date, the Company shall use its best efforts and take all action necessary or appropriate to cause its representations and warranties contained in Section 4 hereof to be true in all material respects (without giving effect to any materiality qualifiers therein) as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

(b) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, however, that the Company shall not be required in connection therewith to arrange for qualification where it is not now so qualified to do business and that would subject it to service of process in suits or taxation. The Company will promptly advise the Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) The Company will not, nor will it permit any of its Affiliates to, nor will it permit any person acting on its behalf (other than the Purchaser) to, resell any Securities that have been acquired by any of them.

(d) The Company will not, nor will it permit its Affiliates or any person acting on its behalf to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) The Company will not, nor will it permit any of its Affiliates or any person acting on its behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f) The Company will not, nor will it permit any of its Affiliates or any person acting on its behalf to, engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

(g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h) During any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, the Company shall furnish to (i) the holders, and subsequent holders of the Securities, (ii) Taberna Capital Management, LLC (at 450 Park, 23rd Floor, New York, NY 10022, or such other address as designated by Taberna Capital Management, LLC) and (iii) any beneficial owner of the Securities reasonably identified to the Company (which identification may be made by either such beneficial owner or by Taberna Capital Management, LLC), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(i) The Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

(j) Other than as contemplated by this Purchase Agreement, the Company will not, until one hundred eighty (180) days following the Closing Date, without the Purchaser’s prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Securities or other securities substantially similar to the Securities that would be integrated with the issuance of the Securities under the Securities Act such that the Securities would be required to be registered under the Securities Act or (ii) any other securities convertible into, or exercisable or exchangeable for, any Securities or other securities substantially similar to the Securities that would be integrated with the Securities under the Securities Act such that the Securities would be required to be registered under the Securities Act.

(k) [Reserved].

(l) The Company will not identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party.

(m) The Purchaser is granted the right under the Indenture to request the substitution of new notes for all or a portion of the Securities held by the Purchaser (the “Replacement Securities”). The Replacement Securities shall bear terms identical to the Securities with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the Purchaser. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Securities vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Securities. The Company agrees to cooperate with all reasonable requests of Purchaser in connection with any of the foregoing, provided that no action requested of the Company in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Company pursuant to such documents.

7. Payment of Expenses. The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company.

If the sale of the Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by the Company is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

8. Indemnification. (a) The Company agrees to indemnify and hold harmless the Purchaser, the Purchaser’s affiliates, Taberna Capital Management, LLC, Cohen Bros. & Company and their respective affiliates (collectively, the “Indemnified Parties”) and the Indemnified Parties’ respective directors, officers, employees and agents and each person, if any, who controls the Indemnified Parties within the meaning of the Securities Act, or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company which are required to be delivered pursuant to the due diligence questionnaire, dated September 16, 2005 (the “DDQ”), including, but not limited to, the DDQ and all documents filed by the Company, and referenced by the Company in the DDQ, pursuant to the Exchange Act, or (ii) the breach or alleged breach of any representation, warranty or agreement of the Company contained herein. The Company agrees to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage or liability or action arising out of or being connected with the execution and delivery by the Company of, and the issuance and sale of the Securities to the Purchaser as contemplated by the Operative Documents, this Purchase Agreement or the other Operative Documents. This indemnity agreement will be in addition to any liability that any of the Company may otherwise have.

(b) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of any material rights or material defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such

Indemnified Party, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities or preferred stock, (ii) the Company shall be unable to sell and deliver to the Purchaser at least $25,000,000 stated liquidation value of Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company’s securities shall have occurred on the exchange or quotation system upon which the Company’ securities are traded, if any, (v) a general moratorium on commercial business activities shall have been declared either by federal or Delaware authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser’s judgment, impracticable or inadvisable to proceed with the offering or delivery of the Securities. The agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or any of their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

10. Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser c/o Taberna Capital Management, LLC, 450 Park, 23rd Floor, New York, NY 10022, Attention: Mitchell Kahn, Facsimile: (212) 735-1499; with a copy to Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, Attention: J. Paul Forrester, Facsimile: (312) 701-7711 or other address as the Purchaser shall designate for such purpose in a notice to the Company; and if sent to the Company, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it at WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134, Attention: James D. Cullen, Facsimile: (239) 498-8277.

12. Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent.

13. Applicable Law. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

15. Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

WCI COMMUNITIES, INC.

By:
Name:
Title:

BEAR, STEARNS & CO. INC.

By:
Name:
Title:

SCHEDULE 1

List of Significant Subsidiaries

Bay Colony-Gateway, Inc.

Communities Finance Company, LLC

SCHEDULE 2

Ownership of Stock of Each Subsidiary - Exceptions

Bellefair Home & Land Co.

The Brae Burn Home and Land Co., LLC

Hudson Property Partners, LLC

Kalian/Spectrum Monroe, LLC

Westport Home & Land Company LLC

Manhattan Woods Home & Land Company LLC

Wilson Park Home & Land Company LLC

Pocantico Home & Land Company LLC

Eastport Home & Land Company LLC

East Fishkill Home & Land Company LLC

ANNEX A-I

Pursuant to Section 3(c)(i) of the Purchase Agreement, Simpson Thacher & Bartlett LLP, counsel for the Company, shall deliver an opinion to the effect that:

(i) the Company and each Significant Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized; each of the Company and the Significant Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects; all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly by the Company; the Company has corporate power and authority to (i) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (iii) issue and perform its obligations under the Securities;

(ii) neither the issue and sale of Securities, nor the execution and delivery of and compliance with the Operative Documents by the Company nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the charter or by-laws of the Company;

(iii) the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Trustee, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(iv) the Securities have been duly authorized and executed by the Company and delivered to the Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Purchaser against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions;

(v) the Company is not, and, following the issuance of the Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, will not be, an “investment company” within the meaning of Section 3(a) of the Investment Company Act;

(vi) assuming the truth and accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Purchase Agreement, or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

A-I-1

(vii) the Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(viii) neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”) has directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities being issued pursuant to this transaction under the Securities Act, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or engaged, nor will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities;

(ix) neither the Company nor any Significant Subsidiary of the Company is in breach or violation of, or default under, with or without notice or lapse of time or both, its articles of incorporation or charter, by-laws or other governing documents; the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not and will not (A) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiaries, or (B) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (x) the Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or its Significant Subsidiaries, or (y) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or its Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (z) any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or its Significant Subsidiaries or any of their respective properties which, in the case of each of (A) or (B) above, is material to the Company and the Significant Subsidiaries on a consolidated basis;

(x) except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Delaware in connection with the transactions contemplated by the Operative Documents in connection with the offer and sale of the Securities as contemplated by the Operative Documents; and

A-I-2

(xi) (A) no action, suit or proceeding at law or in equity is pending or threatened to which the Company or the Significant Subsidiaries are or may be a party, and (B) no action, suit or proceeding is pending or threatened against or affecting the Company or the Significant Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company and the Significant Subsidiaries on a consolidated basis.

A-I-3

Annex A-II

Pursuant to Section 3(c)(ii) of the Purchase Agreement, General Counsel for the Company shall deliver an opinion, or the Company shall provide an Officers’ Certificate, to the effect that:

(i) all of the issued and outstanding shares of capital stock of each Significant Subsidiary are owned of record by the Company, and the issuance of the Securities is not subject to any contractual preemptive rights known to such [counsel/officer];

(ii) no consent, approval, authorization or order of any court or Governmental Entity is required for the issue and sale of the Securities, the execution and delivery of and compliance with the Operative Documents by the Company or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such [opinion/certificate]) as have been obtained;

(iii) to the knowledge of such [counsel/officer], there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect.

(iv) The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the consummation by the Company of the transactions contemplated by the Operative Documents, as applicable, (i) will not result in any violation of the charter or bylaws of the Company, the charter or bylaws of the Company’s subsidiaries and (ii) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (a) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (b) any existing applicable law, rule or administrative regulation [for General Counsel only: except that I express no opinion with respect to the securities laws of the State of Delaware] of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except in case of (ii), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.

A-II-1

ANNEX B

Pursuant to Section 3(d) of the Purchase Agreement, Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, shall deliver an opinion to the effect that, for United States federal income tax purposes, the Securities will constitute indebtedness of the Company.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

B-1

ANNEX C

[Reserved]

C-1

ANNEX D

Pursuant to Section 3(f) of the Purchase Agreement, Gardere Wynne Sewell LLP, special counsel for the Trustee, shall deliver an opinion to the effect that:

(i) JPMorgan Chase Bank, National Association (the “Bank”) is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1 thereof (the “Agreement”).

(ii) The Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii) Neither the execution or delivery by the Bank of the Agreement, the authentication and delivery of the Securities by the Trustee pursuant to the terms of the Agreement, nor the performance by the Bank of its obligations under the Agreement (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Bank or (B) violates or conflicts with the Articles of Association or By-laws of the Bank or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of the Bank.

(iv) The Securities have been authenticated and delivered by a duly authorized officer of the Bank.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of JPMorgan Chase Bank, National Association, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.

D-1

ANNEX E

[Reserved].

E-1

ANNEX F

Officer’s Financial Certificate

The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of September 28, 2005, among WCI Communities, Inc. (the “Company”), on the one hand, and Bear, Stearns & Co. Inc., on the other hand, that, as of [date], [20    ], the Company and its subsidiaries had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20

Senior secured indebtedness for borrowed money (“Debt”)	$

Senior unsecured Debt	$

Subordinated Debt	$

Total Debt	$

Ratio of (x) senior secured and unsecured Debt to (y) total Debt		%

*	A table describing the quarterly report calculation procedures is provided on page

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20     and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20    ]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20    ] for the fiscal quarter ended [date], 20    .]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [     quarter interim] [annual] period ended [date], 20    , and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

F-1

ANNEX F

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Financial Certificate as of this              day of                     , 20    .

WCI COMMUNITIES, INC.

By:
Name:

WCI Communities, Inc. 24301 Walden Center Drive
Bonita Springs, Florida 34134 (239) 498-8544

F-2